RULE 10F-3
              PURCHASE OF SECURITIES IN AN UNDERWRITING SYNDICATE*
                     PERIOD COVERED 10/01/2008 - 12/31/2008

                             SECURITY        TRADE DATE       AFFILIATED                                    PURCHASE   SHARES/PAR
      FUND NAME       DESCRIPTION (1) & (2)      (3)     PRINCIPAL UNDERWRITER        EXECUTING BROKER      PRICE (4)    AMOUNT
--------------------  ---------------------  ----------  ---------------------  --------------------------  ---------  ----------
Intermediate Tax/AMT  El Paso Texas
   Free Fund          Water & Sewer Rev       11/13/08   Wells Fargo Brokerage  Southwest Securities, Inc.    $97.88       500